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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-52893, 333-85847 and 333-86003), Form S-4 (File No. 333-69275) and Form S-8 (File Nos. 333-65473,
333-15085, 33-95118, 33-92588 and 333-31362).

                                                             ARTHUR ANDERSEN LLP

New York, New York
March 29, 2000